UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 25, 2008
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-29129 (Commission File Number)	87-0370820 (I.R.S. Employer Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Utah corporation

Item 1.01	Entry Into a Material Definitive Agreement
     Effective November 25, 2008, we completed our reincorporation from the State of Utah to the State of Washington. The reincorporation was effected by the merger of Innuity, Inc., a Utah corporation (to which we refer as “Innuity Utah”) with and into a newly created, wholly owned Washington subsidiary corporation (to which we refer as “Innuity Washington”), in accordance with the terms of the agreement and plan of merger dated as of November 25, 2008, between Innuity Utah and Innuity Washington. The reincorporation and the agreement and plan of merger were approved by our shareholders at our annual meeting held on September 15, 2008.
     In the reincorporation, each outstanding share of common stock of Innuity Utah was automatically converted into one share of Innuity Washington common stock and all options and other rights to acquire Innuity Utah common stock outstanding immediately prior to the reincorporation were automatically converted into options and rights to acquire the same number of shares of Innuity Washington common stock. Shareholders are not required to exchange their existing stock certificates of Innuity Utah, which now represent the same number of shares of Innuity Washington. Outstanding shares of Innuity Washington common stock retain the same CUSIP number as the corresponding shares of Innuity Utah prior to the reincorporation, and Innuity Washington common stock continues to be listed on the OTC Bulletin Board under the same symbol, “INNU.OB.” The reincorporation did not result in any material changes in our business, offices, assets, liabilities, obligations or net worth, or our directors, officers or employees, and Innuity Utah ceased to exist as a separate legal entity.
     As a result of the reincorporation and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, which refer to as the Exchange Act, Innuity Washington is the successor issuer to Innuity Utah and has succeeded to the attributes of Innuity Utah as the registrant. Innuity Washington common stock is deemed to be registered under Section 12(b) of the Exchange Act, and Innuity Washington is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the SEC.
     A copy of the agreement and plan of merger is attached hereto as Exhibit 2.1.

Item 3.03	Material Modification to Rights of Security Holders
See disclosure under Item 5.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws
     In connection with our reincorporation from Utah to Washington as disclosed under Item 1.01 above, the Articles of Incorporation and bylaws of Innuity Washington are now our new governing charter documents. For a description of the differences between the rights of holders of Innuity Utah common stock and Innuity Washington common stock, see the discussion under the heading “Principal Differences in Charter Documents” in the Definitive Proxy Statement on Schedule 14A, we filed with the SEC on August 13, 2008.
     Copies of our Articles of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 25, 2008

3.1	Articles of Incorporation of Innuity Washington, Inc.

3.2	Bylaws of Innuity Washington, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: December 1, 2008	By:	/s/ Linden N. Barney
Linden N. Barney
Chief Financial Officer